Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated August 20, 2007 relating to the financial statements of Misys Computerized Patient Record, which appears in the Current Report on Form 8-K of QuadraMed Corporation dated November 9, 2007.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

April 18, 2008
Raleigh, North Carolina

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